Exhibit 10.5

ABBVIE 2013 INCENTIVE STOCK PROGRAM
SECOND AMENDMENT

WHEREAS, AbbVie Inc., a Delaware corporation (the “Company”), sponsors the AbbVie 2013 Incentive Stock Program (the “Program”);

WHEREAS, Section 14(f) of the Program provides that the Board of Directors (the “Board”) of the Company may amend the Program at any time, provided that the amendment does not materially and adversely modify any person’s rights under the express terms and conditions of an outstanding Benefit without such person’s written consent;

WHEREAS, the Company now desires to amend the Program to address the application of certain terms to substitute options granted in connection with a corporate transaction;

WHEREAS, neither the Program nor the NYSE Listed Company Manual requires stockholder approval of the proposed amendment;

WHEREAS, capitalized terms used but not defined herein shall have the same meanings as set forth in the Program;

WHEREAS, the proposed amendment does not impair the rights of any person with respect to an outstanding Benefit;

 NOW, THEREFORE, IT IS RESOLVED that the Program be and it hereby is amended, effective as of the date on which the Board approves the amendment, as follows:

1.    The following proviso is hereby added to the first sentence of the second paragraph of Section 6(a) of the Program:

“…, unless such option is granted in connection with a corporate transaction in substitution for an option previously granted by an entity involved in such corporate transaction (any such option, a “Substitute Option”).”

2.    The following proviso is hereby added to the last sentence of the third paragraph of Section 6(a) of the Program:

“…, unless such option is a Substitute Option.”

3.    Except as specifically amended above, the Program will remain in full force and effect.